UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2008
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50552 (Commission File Number)	80-0076779 (IRS Employer Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(b).	Changes in Registrant’s Certifying Accountant.
As previously reported in the Company’s 8-K filed March 13, 2008, the Audit Committee of the Board of Directors of the Company on March 10, 2008 approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending December 31, 2008. On March 21, 2008, acting at the direction of the Audit Committee, the Company engaged Grant Thornton as the Company’s independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending December 31, 2008. During the Company’s two most recent fiscal years ended December 31, 2006 and December 31, 2007, and the subsequent interim period through March 21, 2008, the Company did not consult with Grant Thornton regarding either of the following:
(1)	The application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrants’ financial statements, and Grant Thornton did not provide a written report or oral advice on any accounting, auditing or financial reporting issue, or

(2)	Any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2008	Asset Acceptance Capital Corp.
	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer